Exhibit 99.1

Southland Announces First Quarter 2024 Results

GRAPEVINE, Texas, May 13, 2024 (Business Newswire) -- Southland Holdings, Inc. (NYSE American: SLND and SLND WS) (“Southland”), a leading provider of specialized infrastructure construction services, today announced financial results for the quarter ended March 31, 2024.

●	Revenue of $288.1 million for the quarter ended March 31, 2024, up 5% from $274.8 million for the quarter ended March 31, 2023.

●	Gross profit of $20.4 million for the quarter ended March 31, 2024, compared to $18.9 million for the quarter ended March 31, 2023.

●	Net loss attributable to stockholders of $0.4 million, or $(0.01) per share for the quarter ended March 31, 2024, compared to a net loss attributable to stockholders of $4.7 million, or $(0.11) per share for the quarter ended March 31, 2023.

●	Adjusted Net Loss attributable to stockholders of $0.4 million, or $(0.01) per share for the year ended March 31, 2024, compared to an Adjusted Net Loss attributable to stockholders of $1.5 million, or $(0.03) per share for the year ended March 31, 2023. (1)

●	Adjusted EBITDA of $10.9 million for the quarter ended March 31, 2024, compared to $12.7 million for the quarter ended March 31, 2023. (1)

●	Backlog of $2.64 billion, compared to $2.83 billion as of December 31, 2023.

(1)	Please refer to “Non-GAAP Measures” and reconciliations for our non-GAAP financial measures, including, “Adjusted Net Loss,” “Adjusted Net Loss Per Share,” and “Adjusted EBITDA”

Southland’s President and Chief Executive Officer, Frank Renda, said, “We had a good start to the year in our seasonally slowest quarter, with revenue increasing by 5% and gross margins improving slightly from the prior year. Demand in our core markets for infrastructure construction services remains extremely healthy driven by significant federal spending and robust state and local programs.”

2024 First Quarter Results

Condensed Consolidated Statements of Operations (unaudited)

	Three Months Ended
(Amounts in thousands)	March 31, 2024	March 31, 2023
Revenue	$288,097	$274,829
Cost of construction	267,676	255,886
Gross profit	20,421	18,943
Selling, general, and administrative expenses	14,394	15,571
Operating income	6,027	3,372
Loss on investments, net	(76)	(32)
Other income (loss), net	536	(2,599)
Interest expense	(5,655)	(3,254)
Earnings (losses) before income taxes	832	(2,513)
Income tax expense	307	1,753
Net income (loss)	525	(4,266)
Net income attributable to noncontrolling interests	931	398
Net loss attributable to Southland Stockholders	$(406)	$(4,664)

Net loss per share attributable to common stockholders
Basic(1)	$(0.01)	(0.11)
Diluted(1)	$(0.01)	(0.11)
Weighted average shares outstanding
Basic(1)	47,925,072	44,407,831
Diluted(1)	47,925,072	44,407,831

(1)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for the three months ended March 31, 2024, and March 31 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Revenue for the three months ended March 31, 2024, was $288.1 million, an increase of $13.3 million, or 4.8%, compared to the three months ended March 31, 2023. Materials & Paving business contributed $38.6 million to revenue in the three months ended March 31, 2024.

Gross profit for the three months ended March 31, 2024, was $20.4 million, an increase of $1.5 million, or 7.8%, compared to gross profit of $18.9 million for the three months ended March 31, 2023. Gross profit margin increased from 6.9% to 7.1% for the three months ended March 31, 2024, compared to the three months ended March 31, 2023. Materials & Paving business negatively impacted gross profit by $10.4 million in the three months ended March 31, 2024.

Selling, general, and administrative costs for the three months ended March 31, 2024, were $14.4 million, a decrease of $1.2 million, or 7.6%, compared to the three months ended March 31, 2023. Selling, general, and administrative costs as a percent of revenue were 5.0% for the three months ended March 31, 2024, compared to 5.7% for the three months ended March 31, 2023.

Segment Revenue

	Three Months Ended
(Amounts in thousands)	March 31, 2024		March 31, 2023
Segment	Revenue	% of Total Revenue	Revenue	% of Total Revenue
Civil	$84,273	29.3%	$72,989	26.6%
Transportation	203,824	70.7%	201,840	73.4%
Total revenue	$288,097	100.0%	$274,829	100.0%

Segment Gross Profit

	Three Months Ended
(Amounts in thousands)	March 31, 2024		March 31, 2023
Segment	Gross Profit	% of Segment Revenue	Gross Profit	% of Segment Revenue
Civil	$17,870	21.2%	$8,766	12.0%
Transportation	2,551	1.3%	10,177	5.0%
Gross profit	$20,421	7.1%	$18,943	6.9%

Adjusted EBITDA Reconciliation

	Three Months Ended
(Amounts in thousands)	March 31, 2024	March 31, 2023
Net loss attributable to Southland Stockholders	$(406)	$(4,664)
Depreciation and amortization	5,577	8,560
Income tax expense	307	1,753
Interest expense	5,655	3,254
Interest income	(184)	(137)
EBITDA	10,949	8,766
Transaction related costs	-	1,035
Contingent earnout consideration non-cash expense reversal	-	2,936
Adjusted EBITDA	$10,949	$12,737

Backlog

(Amounts in thousands)
Balance December 31, 2023	$2,834,966
New contracts, change orders, and adjustments	100,893
Less: contract revenue recognized in 2024	(296,947)
Balance March 31, 2024	$2,638,912

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share Attributable to Common Stock Reconciliation

	Three Months Ended
(Amounts in thousands except shares and per share data)	March 31, 2024	March 31, 2023
Reconciliation of adjusted net income (loss) attributable to common stock:
Net loss attributable to common stock (GAAP as reported)	$(406)	$(4,664)
Adjustments:
Transaction related costs	-	1,035
Contingent earnout consideration non-cash expense	-	2,936
Income tax impact of adjustments(1)	-	(774)
Adjusted net loss attributable to common stockholders	$(406)	$(1,467)

Weighted average shares outstanding for diluted and adjusted diluted earnings per share(2)	47,925,072	44,407,831

Diluted loss per share attributable to common stock(2)	$(0.01)	(0.11)
Adjusted diluted loss per share attributable to common stock(2)	$(0.01)	(0.03)

(1)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.
(2)	Basic net loss per share is the same as diluted net loss per share attributable to common stockholders for three months ended March 31, 2024, and March 31, 2023, because the inclusion of potential shares of common stock would have been anti-dilutive for the period presented.

Condensed Consolidated Balance Sheets (unaudited)

	As of
(Amounts in thousands, except share and per share data)	March 31, 2024	December 31, 2023
ASSETS
Current assets
Cash and cash equivalents	$31,239	$49,176
Restricted cash	15,278	14,644
Accounts receivable, net	217,233	194,869
Retainage receivables	118,558	109,562
Contract assets	570,120	554,202
Other current assets	14,632	20,083
Total current assets	967,060	942,536

Property and equipment, net	102,773	102,150
Right-of-use assets	10,494	12,492
Investments - unconsolidated entities	124,628	121,648
Investments - limited liability companies	2,590	2,590
Investments - private equity	3,120	3,235
Deferred tax asset	11,896	11,496
Goodwill	1,528	1,528
Intangible assets, net	1,616	1,682
Other noncurrent assets	1,711	1,711
Total noncurrent assets	260,356	258,532
Total assets	$1,227,416	$1,201,068

LIABILITIES AND EQUITY
Current liabilities
Accounts payable	$202,441	$162,464
Retainage payable	43,422	40,950
Accrued liabilities	117,714	124,667
Current portion of long-term debt	46,425	48,454
Short-term lease liabilities	11,096	14,081
Contract liabilities	185,183	193,351
Total current liabilities	606,281	583,967

Long-term debt	255,590	251,906
Long-term lease liabilities	4,985	5,246
Deferred tax liabilities	2,250	2,548
Long-term accrued liabilities	49,593	49,109
Other noncurrent liabilities	47,738	47,728
Total long-term liabilities	360,156	356,537
Total liabilities	966,437	940,504

Commitment and contingencies (Note 7)

Stockholders’ equity
Preferred stock, $0.0001 par value, authorized 50,000,000 shares, none issued and outstanding as of March 31, 2024 and December 31, 2023	-	-
Common stock, $0.0001 par value, authorized 500,000,000 shares, 48,025,688 and 47,891,984 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	5	5
Additional paid-in-capital	270,801	270,330
Accumulated deficit	(19,659)	(19,253)
Accumulated other comprehensive loss	(1,832)	(1,460)
Total stockholders’ equity	249,315	249,622
Noncontrolling interest	11,664	10,942
Total equity	260,979	260,564
Total liabilities and equity	$1,227,416	$1,201,068

Condensed Consolidated Statement of Cash Flows (unaudited)

	Three Months Ended
(Amounts in thousands)	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income (loss)	$525	$(4,266)
Adjustments to reconcile net income (loss) to net cash used in operating activities
Depreciation and amortization	5,577	8,560
Deferred taxes	(642)	(514)
Change in fair value of earnout liability	-	2,936
Share based compensation	677	-
Gain on sale of assets	(2,385)	(967)
Foreign currency remeasurement (gain) loss	64	(5)
Earnings from equity method investments	(1,907)	(3,242)
TZC investment present value accretion	(627)	(603)
Loss on trading securities, net	76	32
Changes in assets and liabilities:
Accounts receivable	(32,071)	(49,278)
Contract assets	(16,175)	(30,306)
Prepaid expenses and other current assets	5,450	119
Right-of-use assets	1,994	(1,764)
Accounts payable and accrued expenses	40,059	33,705
Contract liabilities	(8,162)	7,241
Operating lease liabilities	(1,883)	1,820
Other	(467)	1,753
Net cash used in operating activities	(9,897)	(34,779)

Cash flows from investing activities:
Purchase of property and equipment	(3,128)	(1,166)
Proceeds from sale of property and equipment	2,657	1,295
Contributions to other investments	(13)	(81)
Distributions from other investments	52	-
Net cash (used in) provided by investing activities	(432)	48

Cash flows from financing activities:
Borrowings on revolving credit facility	5,000	3,000
Borrowings on notes payable	222	181
Payments on notes payable	(10,650)	(12,382)
Payments of deferred financing costs	(75)	-
Advances from related parties	-	(493)
Payments from related parties	125	6
Payments on finance lease	(1,359)	(1,189)
Distribution to members	-	(110)
Payment of taxes related to net share settlement of RSUs	(206)	-
Other	-	17,088
Net cash (used in) provided by financing activities	(6,943)	6,101

Effect of exchange rate on cash	(31)	190

Net decrease in cash and cash equivalents and restricted cash	(17,303)	(28,440)
Beginning of period	63,820	71,991
End of period	$46,517	$43,551

Supplemental cash flow information
Cash refunds from income taxes	$454	$87
Cash paid for interest	$5,527	$3,230
Non-cash investing and financing activities:
Lease assets obtained in exchange for new leases	$1,252	$6,416
Assets obtained in exchange for notes payable	$3,341	$2,299
Related party payable exchanged for note payable	$3,797	$-
Issuance of post-merger earn out shares	$-	$35,000
Dividend financed with notes payable	$-	$50,000

Conference Call

Southland will host a conference call at 10:00 a.m. Eastern Time on Tuesday, May 14, 2024. The call may be accessed here, or at www.southlandholdings.com. Following the conference call, a replay will be available on Southland’s website.

About Southland

Southland is a leading provider of specialized infrastructure construction services. With roots dating back to 1900, Southland and its subsidiaries form one of the largest infrastructure construction companies in North America, with experience throughout the world. The company serves the bridges, tunnelling, communications, transportation and facilities, marine, steel structures, water and wastewater treatment, and water pipeline end markets. Southland is headquartered in Grapevine, Texas.

For more information, please visit Southland’s website at www.southlandholdings.com.

Non-GAAP Financial Measures

This press release includes certain unaudited financial measures not presented in accordance with generally accepted accounting principles (“GAAP”), including but not limited to earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted earnings before interest, taxes, depreciation, and amortization (“Adjusted EBITDA”), backlog, adjusted net income (loss), adjusted net income (loss) per share and certain ratios and other metrics derived therefrom. Note that other companies may calculate these non-GAAP financial measures differently, and therefore such financial measures may not be directly comparable to similarly titled measures of other companies. Further, these non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items that are significant in understanding and assessing financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. Southland believes that these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to Southland’s financial condition and results of operations. Southland also believes that these non-GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which items of expense and income are excluded or included in determining these non-GAAP financial measures.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Southland’s current and historical results: adjusted net income (loss) per share attributable to common stock (a non-GAAP financial measure) to net income (loss) per share attributable to common stock; and adjusted net income (loss) attributable to common stock, and Adjusted EBITDA (non-GAAP financial measures) to net income (loss) attributable to common stock.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on Southland’s current beliefs, expectations and assumptions regarding the future of Southland’s business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of Southland’s control. Southland’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Any forward-looking statement made by Southland in this press release is based only on information currently available to Southland and speaks only as of the date on which it is made. Southland undertakes no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Southland Contacts:

Cody Gallarda

EVP, Chief Financial Officer

cgallarda@southlandholdings.com

Alex Murray

Corporate Development & Investor Relations

amurray@southlandholdings.com